Generex Announces the Signing of a Framework Agreement with The China CDC, Beijing Guoxin Haixiang Equity Investment Partnership and Beijing Youfeng International Consulting Co., Ltd on the Cooperative Development of Ii-Key Vaccines

• Framework agreement outlines structure for project contracts:

° Ii-Key Vaccine for COVID-19

° Ii-Key Vaccine for Swine Flu

° Ii-Key Platform for Cancer and Infectious Diseases

• Impending contract to establish a Cancer Research Institute in China

• Licensing Deal for Excellagen in China

• 100% funding for manufacturing, development and commercial registration of Ii-Key- SARS-CoV-2 vaccine against COVID-19 in and Ii-Key Swine Flu vaccine in China

MIRAMAR, Fla., Nov. 04, 2020 (GLOBE NEWSWIRE) -- Generex Biotechnology Corporation (www.generex.com) (OTCQB:GNBT) (http://www.otcmarkets.com/stock/GNBT/quote) today announced that the company has signed a Framework Agreement with the China CDC, Beijing Guoxin Haixiang Equity Investment Partnership, and Beijing Youfeng International Consulting Co., Ltd for the development and commercialization of the Ii-Key-SARS-CoV-2 coronavirus vaccine in China. The Agreement outlines the roles and obligations of the partners to advance the development of Ii-Key vaccines for infectious diseases and cancer under separate contracts that are currently being finalized. A total of five contracts are contemplated under the partnership framework, including individual contracts for the Ii-Key COVID vaccine and an Ii-Key swine flu vaccine. Additionally, the framework outlines terms for an exclusive license in China for the Ii-Key vaccine platform, as well as the establishment of a national research institute to advance the Ii-Key platform for cancer and infectious diseases. Further, the framework includes a licensing agreement for Excellagen wound conforming gel matrix for the management of wounds in China.

The National Institute for Viral Disease Control and Prevention of Chinese Centre for Disease Control (CDC) and Prevention is an independent legal entity under the CDC. It is also the only national-level research institution for the prevention and control of viral diseases and medical virology in China. Beijing Youfeng International Consulting Co., Ltd. is the "China High-tech Industrialization Research Society Public Health Working Committee" to provide development strategy consulting and design, projects implementation and management. Beijing Guoxin Haixiang Equity Investment Partnership (Limited Partnership) is a limited partnership established to fund the research and development efforts of the partnership.

Under the terms of this agreement, Generex will receive up-front development fees and back-end licensing payments, and the partners will conduct the research and development and pay 100% of the funding required for the commercial approval of the Ii-Key-CoV-2 vaccine including laboratory work, manufacturing, regulatory filings and the clinical development program for regulatory approval of the vaccine in China. Additionally, upon approval of the Ii-Key-CoV-2 vaccine in China, Generex will earn royalties on sales of the vaccine with the potential for multi-billion-dollar revenues.

The Ii-Key-SARS-CoV-2 vaccine is designed as a “Complete Vaccine” that has the potential to induce the T-Cell and antibody immune responses in a highly specific manner that can provide protective immunity with long-lasting immunologic memory against SARS-CoV-2 and other pandemic threats like swine flu.

Generex CEO, Joseph Moscato said, “We are excited and proud to have the Chinese CDC, Youfeng, and Gouxin as partners to develop our Ii-Key-SARS-CoV-2 vaccine against COVID-19. Our partners in China understand the science and the power of the Ii-Key technology for the regulation of the immune system to develop safe and effective vaccines for infectious disease and cancer, and with this agreement, we cement our partnership to realize the full potential of our Ii-Key vaccine technology. In the coming days, we expect to finalize the impending contracts for the development of Ii-Key vaccines for COVID-19 and swine flu. We are also very enthusiastic about our plan to establish the cancer & infectious disease research institute in China to develop the Ii-Key platform as part of a national pandemic preparedness program as well as for the immunotherapy of cancer. We will own a stake in the research institute and earn royalties on any products that emerge from our collaborative efforts. We also expect to close a licensing deal for Excellagen® in which we will receive an upfront payment and royalties on sales of our novel and patented product for wound management.”

Mr. Moscato continued, “I would like to personally thank our partners at the China CDC, Youfeng, and Gouxin for their commitment and funding to develop a safe, effective, and universal vaccine against COVID-19. And with a contract to establish a research institute with our partners to advance the Ii-Key technology as the platform for pandemic vaccine development in China, we are perfectly positioned in the region where dangerous viruses emerge, enabling us in our work to stop pandemic threats at their source with the rapid development of Ii-Key Complete Vaccines. As we continue to execute on our Ii-Key vaccine development plans and China initiatives, we will provide our shareholders with updates as the individual project contracts are finalized and initiated. This is probably the biggest deal Generex could even imagine and we are all too happy to be partners with these acclaimed institutions to help China and the world.”

About Generex Biotechnology Corp.

Generex Biotechnology is an integrated healthcare holding company with end-to-end solutions for patient centric care from rapid diagnosis through delivery of personalized therapies. Generex is building a new kind of healthcare company that extends beyond traditional models providing support to physicians in an MSO network, and ongoing relationships with patients to improve the patient experience and access to optimal care.

About NuGenerex Immuno-Oncology

NuGenerex Immuno-Oncology, a subsidiary of Generex Biotechnology, is a clinical stage oncology company developing immunotherapeutic peptide vaccines for cancer and infectious disease based on the CD4 T-Cell activation platform, Ii-Key. NuGenerex Immuno-Oncology (NGIO) has been spun out of Generex as a separate public company to advance the platform Ii-Key technology, particularly in combination with the immune checkpoint inhibitors for the treatment of cancer. NGIO is currently engaged in a Phase II clinical trial of its lead cancer immunotherapeutic vaccine AE37 in combination with pembrolizumab (Merck’s Keytruda®) for the treatment of triple negative breast cancer. The company has also turned its Ii-Key technology on infectious disease, responding to the coronavirus pandemic with a SARS-CoV-2 vaccine development program.

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contact:

Generex Biotechnology Corporation

Joseph Moscato
646-599-6222

Todd Falls
1-800-391-6755 Extension 222
investor@generex.com